UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report March 28, 2023

AIM IMMUNOTECH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-27072	52-0845822
(state or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2117 SW Highway 484, Ocala FL	34473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 448-7797

AIM Immunotech Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIM	NYSE American

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On March 30, 2023, AIM ImmunoTech Inc. (the “Company”) issued a press release announcing the appointment of Nancy Bryan to its Board of Directors (the “Board”), effective March 28, 2023, to serve until the Company’s 2023 Annual Meeting of Stockholders. The Board also has appointed her to the Audit, Corporate Governance and Nomination and Executive Committees. A copy of the press release is furnished herewith as Exhibit 99.1.

The Board has determined that Ms. Bryan meets the independence standards adopted by the Board in compliance with Item 407(a) of Regulation S-K. Ms. Bryan does not have (i) any arrangement or understanding with any other person pursuant to which she was appointed as a director, or (ii) any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Ms. Bryan does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Bryan is the President and CEO of BioFlorida. In this role, she leads the development and execution of strategies to strengthen Florida’s life sciences industry and advance innovative products and technologies that improve lives. She has 25 years of experience in the life sciences in commercial positions of increasing responsibility involving primary care, biologics and specialty markets. Her experience began with major pharmaceutical companies (MERCK, GlaxoSmithKline) and progressed to executive leadership positions in specialty pharmaceuticals and smaller, start-up biotech companies (Indevus Pharmaceuticals, NPS Pharmaceuticals). She has served on executive leadership teams and played a key role in companies’ successes including marketing, sales, business development, financing initiatives and investor and PR communications. Throughout her career, Ms. Bryan has developed, launched and commercialized many products including: blockbusters (Zantac, Levitra), major biologics (Tysabri) and orphan drugs for rare diseases (Valstar for bladder cancer, Supprelin LA for central precocious puberty) and has established franchises in a wide variety of therapeutic areas including: Oncology, Anti-infectives, GI and Autoimmune (MS,CD).

Ms. Bryan earned a BA in Economics from the University of Virginia and an MBA from Columbia University. Academic honors include Phi Beta Kappa and Beta Gamma Sigma.

Ms. Bryan will be compensated for being a director and serving on committees in the same manner as all directors.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	March 30, 2023 press release.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIM IMMUNOTECH INC.

March 30, 2023	By:	/s/ Thomas K. Equels
Thomas K. Equels, CEO